CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of First Trust Strategic High Income Fund II:

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-13194 of First Trust Strategic High Income Fund II on Form N-2 of our report dated March 24, 2006, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, Illinois


March 24, 2006